                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                            AND CLASS B COMMON STOCK
                                       OF
                           ALYSIS TECHNOLOGIES, INC.
                                       AT
                              $1.39 NET PER SHARE
                                       BY
                            MAUI ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF
                               PITNEY BOWES INC.

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON WEDNESDAY, APRIL 25, 2001, UNLESS THE OFFER IS EXTENDED.
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To Brokers, Dealers, Commercial Banks,                            March 29, 2001

Trust Companies and Other Nominees:

    We have been appointed by Maui Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Pitney Bowes Inc., a Delaware corporation (the "Parent"), to act as Information Agent in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Shares"), of Alysis Technologies, Inc., a Delaware corporation (the "Company"), and all outstanding shares of class B common stock of the Company, par value $0.01 per share (the "Class B Shares" and together with the Common Shares, the "Shares"), at a price of $1.39 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 29, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Unless the context indicates otherwise, as used herein, stockholders shall mean holders of Shares.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF COMMON SHARES WHICH, WHEN ADDED TO THE COMMON SHARES BENEFICIALLY OWNED BY THE PURCHASER OR PARENT, REPRESENTS AT LEAST A MAJORITY OF THE TOTAL NUMBER OF COMMON SHARES OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

1.  The Offer to Purchase, dated March 29, 2001;

2. The Letter of Transmittal to be used by the holders of Shares in accepting the Offer and tendering Shares;

3. A letter to the stockholders of the Company from the President, Chief Executive Officer and Chairman of the Board of the Company, accompanied by the Company's Solicitation/ Recommendation Statement on Schedule 14D-9;

4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach Wilmington Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date;

5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld; and

7.  A return envelope addressed to the Depositary.

    The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 29, 2001 (the "Merger Agreement"), by and among the Purchaser, Parent and the Company pursuant to which, following the consummation of the Offer and in accordance with the Delaware General Corporation Law, and subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or any subsidiary or affiliate of Parent or the Purchaser or by the Company) will be converted into the right to receive $1.39 per Share, net to the seller in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    The Board of Directors of the Company has approved (by a unanimous vote of those directors present) the Merger Agreement, the Offer and the Merger, determined that the Offer and the Merger are advisable and fair to, and in the best interests of, the stockholders of the Company and recommends (by a unanimous vote of those directors present) that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

    In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates, timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in Section 2 of the Offer to Purchase, or confirmation of surrender of Shares through DTC's Automated Tender Offer Program ("ATOP"), (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), in the case of a book-entry transfer or tender pursuant to ATOP procedures and
(iii) any other documents required by the Letter of Transmittal.

    Neither Parent nor the Purchaser will pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary as described in Section 16 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

    The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 25, 2001, UNLESS THE OFFER IS EXTENDED.

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
    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer or in accordance with DTC's ATOP procedures, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer or ATOP on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

    Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, the Information Agent, at its address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          MacKenzie Partners

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NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER
PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.
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